FUND ADMINISTRATION SERVICING AGREEMENT


     This Agreement is made and entered into on this 27th day of September, 1996, by and between the AMquest
Matrix Funds, Inc., a Maryland corporation (hereinafter referred to as the "Company") and Firstar Trust
Company, a corporation organized under the laws of the State of Wisconsin (hereinafter referred to as "FTC").

     WHEREAS, the Company is an open-ended management investment company which is registered under the Investment Company Act of 1940, as amended (the "1940
Act");

     WHEREAS, the Company is authorized to create separate series, each with its own separate investment portfolio;

     WHEREAS, FTC is a trust company and, among other things, is in the business of providing fund administration services for the benefit of its customers; and

     WHEREAS, the Company desires to retain FTC to act as Administrator for each series of the Company listed on Schedule A attached hereto (hereinafter collectively referred to as the "Funds"), as may be amended from time to time.

     NOW, THEREFORE, the Company and FTC do mutually promise and agree as follows:

I.   Appointment of the Administrator

          The Company hereby appoints FTC as
     Administrator of the Funds on the terms and conditions set forth in this Agreement, and FTC hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement in consideration of the compensation provided for herein.

II.  Duties and Responsibilities of FTC

          A.   General Fund Management

                    1.   Act as liaison among all
               Company service providers

                    2.   Coordinate Board communication
               by:

                              a.   Assisting Company
                    counsel in establishing meeting
                    agendas
                              b.   Preparing Board
                    reports based on financial and
                    administrative data
                              c.   Evaluating
                    independent auditor
                              d.   Securing and
                    monitoring fidelity bond and
                    director and officer liability
                    coverage, and making the necessary
                    SEC filings relating thereto
                              e.   Preparing minutes of
                    meetings of the Board and
                    shareholders

                    3.   Audits

                              a.   Prepare appropriate
                    schedules and assist independent
                    auditors
                              b.   Provide information
                    to SEC and facilitate audit process
                              c.   Provide office
                    facilities

                    4.   Assist in overall operations
               of the Company

                    5.   Maintain the Company's
               governing documents, including the
               Articles of Incorporation, the By-laws
               and the minute book

          B.   Compliance

                    1.   Regulatory Compliance

                              a.   Monitor compliance
                    with 1940 Act requirements,
                    including:

                                        1)   Asset
                         diversification tests
                                        2)   Total
                         return and SEC yield
                         calculations
                                        3)
                         Maintenance of books and
                         records under Rule 31a-3
                                        4)   Code of
                         Ethics

                              b.   Monitor compliance
                    with the policies and investment
                    limitations of each Fund as set
                    forth in the Funds' Prospectus and
                    Statement of Additional Information

                    2.   Blue Sky Compliance

                              a.   Prepare and file
                    with the appropriate state
                    securities authorities any and all
                    required compliance filings
                    relating to the registration of the
                    securities of the Company so as to
                    enable the Company to make a
                    continuous offering of its shares
                              b.   Monitor status and
                    maintain registrations in each
                    state

                    3.   SEC Registration and Reporting

                              a.   Assist Company
                    counsel in updating Prospectus and
                    Statement of Additional Information
                    and in preparing proxy statements
                    and Rule 24f-2 notices
                              b.   Prepare annual and
                    semiannual reports
                              c.   Coordinate the
                    printing of publicly disseminated
                    Prospectuses and reports

                    4.   IRS Compliance

                              a.   Monitor Company's
                    status as a regulated investment
                    company under Subchapter M through
                    review of the following:

                                        1)   Asset
                         diversification requirements
                                        2)   Qualifying
                         income requirements
                                        3)
                         Distribution requirements

                              b.   Monitor short-short
                    testing
                              c.   Calculate required
                    distributions (including excise tax
                    distributions)

          C.   Financial Reporting

                    1.   Provide financial data
               required by Funds' Prospectus and
               Statement of Additional Information

                    2.   Prepare financial reports for
               shareholders, the Board, the SEC, and
               independent auditors

                    3.   Supervise the Company's
               Custodian and Fund Accountants in the
               maintenance of the Company's general
               ledger and in the preparation of the
               Company's financial statements,
               including oversight of expense accruals
               and payments, of the determination of
               net asset value of each Fund's net
               assets and of each Fund's shares, and of the declaration and payment of dividends and other distributions to shareholders

          D.   Tax Reporting

                    1.   Prepare and file on a timely
               basis appropriate federal and state tax
               returns including Forms 1120/8610 with
               any necessary schedules

                    2.   Prepare state income
               breakdowns where relevant

                    3.   File Form 1099 Miscellaneous
               for payments to directors and other
               service providers

                    4.   Monitor wash losses

                    5.   Calculate eligible dividend
               income for corporate shareholders

III. Compensation

          The Company, on behalf of the Funds, agrees to pay FTC for the performance of the duties listed in this Agreement and the fees and out-of-pocket expenses as set forth in the attached
     Schedule B.

          The Company agrees to pay all fees and
     reimbursable expenses within ten (10) business days following the mailing of the billing notice.

IV.  Performance of Service; Limitation of Liability

          A.   FTC shall exercise reasonable care in
          the performance of its duties under this Agreement. FTC shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Company in connection with matters to which this Agreement relates, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond FTC's control, except a loss resulting from FTC's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence, or willful misconduct on its part in the performance of its duties under this Agreement. Notwithstanding any other provision of this Agreement, the Company shall indemnify and hold harmless FTC from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which FTC may sustain or incur or which may be asserted against FTC by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to FTC by any duly authorized officer of the Company, such duly authorized officer to be included in a list of authorized officers furnished to FTC and as amended from time to time in writing by resolution of the Board of Directors of the Company.

               In the event of a mechanical breakdown
          or failure of communication or power supplies beyond its control, FTC shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond FTC's control.
          FTC will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of FTC. FTC agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Company shall be entitled to inspect FTC's premises and operating capabilities at any time during regular business hours of FTC, upon reasonable notice to FTC.

               Regardless of the above, FTC reserves
          the right to reprocess and correct
          administrative errors at its own expense.

          B.   In order that the indemnification
          provisions contained in this section shall apply, it is understood that if in any case the Company may be asked to indemnify or hold
          FTC harmless, the Company shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that FTC will use all reasonable care to notify the Company promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Company. The
          Company shall have the option to defend FTC against any claim which may be the subject of this indemnification. In the event that the Company so elects, it will so notify FTC and thereupon the Company shall take over complete defense of the claim, and FTC shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. FTC shall in no case confess any claim or make any compromise in any case in which the Company will be asked to indemnify FTC except with the Company's prior written consent.

          C. FTC shall indemnify and hold the Company harmless from and against any and all claims, demands, losses, expenses, and liabilities
          (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which may be asserted against the Company by any person arising out of any action taken or omitted to be taken by FTC as a result of FTC's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct.

V.   Proprietary and Confidential information

          FTC agrees on behalf of itself and its
     directors, officers, and employees to treat confidentiality and as proprietary information of the Company all records and other information relative to the Company and prior, present, or potential shareholders of the Company (and clients of said shareholders), and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where FTC may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Company.

VI.  Data Necessary to Perform Services

          The Company or its agent, which may be FTC, shall furnish to FTC the data necessary to perform the services described herein at times and in such form as mutually agreed upon.

VII. Terms of the Agreement

          This Agreement shall become effective as of the date hereof and, unless sooner terminated as provided herein, shall continue automatically in effect for successive annual periods. The
     Agreement may be terminated by either party upon giving ninety (90) days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties.

          The terms of this Agreement shall not be waived, altered, modified, amended, or supplemented in any manner whatsoever except by a written instrument signed by FTC and the Company.

VIII.     Duties in the Event of Termination

          In the event that, in connection with
     termination, a successor to any of FTC's duties or responsibilities hereunder is designated by the Company by written notice to FTC, FTC will promptly, upon such termination and at the expense of the Company, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by FTC under this Agreement in a form reasonably acceptable to the Company (if such form differs from the form in which FTC has maintained, the Company shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from FTC's personnel in the establishment of books, records, and other data by such successor.

IX.  Choice of Law

          This Agreement shall be construed in
     accordance with the laws of the State of Wisconsin.

X.   Notices

          Notices of any kind to be given by either party to the other party shall be in writing and shall be duly given if mailed or delivered as follows: Notice to FTC shall be sent to P.O. Box
     2054, Milwaukee, Wisconsin 53201, and notice to the Company shall be sent to Richard D. Brace, AMquest Matrix Funds, Inc., 4901 NW 17th Way,
     Suite 407, Fort Lauderdale, Florida 33309.

XI.  Records

          FTC shall keep records relating to the
     services to be performed hereunder in the form and manner and for such period as it may deem advisable and is agreeable to the Company but not inconsistent with the rules and regulations of appropriate government authorities, in particular,
     Section 31 of the 1940 Act and the rules thereunder. FTC agrees that all such records prepared or maintained by FTC relating to the services to be performed by FTC hereunder are the property of the Company and will be preserved, maintained, and made available in accordance with such section and rules of the 1940 Act and will be promptly surrendered to the Company on and in accordance with its request.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the day and year first written above.

AMquest Matrix Funds, Inc.              Firstar Trust Company:


By: /s/ Richard D. Brace                By: /s/ Michael R. McVoy
    ---------------------------             ----------------------------
    Richard D. Brace, President             Michael R. McVoy

Attest: /s/ Donald A. Taylor, Jr.        Attest: /s/ Gail M. Zess
        -------------------------------          -----------------------
        Donald A. Taylor, Jr., Secretary         Gail M. Zess


                                                       Schedule A

         SEPARATE SERIES OF AMQUEST MATRIX FUNDS, INC.


          Name of Series                     Date Added

     AMquest Matrix Income Fund          September 27, 1996

     AMquest Matrix Total Return Fund    September 27, 1996

     AMquest Matrix Growth Fund          September 27, 1996


                                                       Schedule B

               Fund Administration and Compliance
                      Annual Fee Schedule




 Minimum annual fee per fund:  $30,000


 6 basis points (.0006) on the first $200,000,000
 5 basis points (.0005) on the next $300,000,000
 3 basis points (.0003) on the balance


 Out-of-Pocket expenses, including, but not limited to:

 Postage
 Stationery
 Programming
 Proxies
 Retention of records
 Special reports
 Federal and state regulatory filing fees
 Certain insurance premiums
 All other out-of-pocket expenses
 Expenses from Board of Directors meetings
 Auditing and legal expenses

                    Fees are billed monthly.